UNITED MOBILE HOMES, INC.

             CODE OF BUSINESS CONDUCT AND ETHICS

Purpose and Scope

                This  Code  of Business Conduct  and  Ethics
("Code") is intended to document the principles of conduct and ethics to be followed by the directors, officers and employees of United Mobile Homes, Inc. (the Company), including its principal executive officer and principal financial officer. Its purpose is to:

  -          Promote  honest and ethical conduct,  including
    the ethical handling of actual or apparent conflicts  of
    interest     between    personal    and     professional
    relationships;

  -           Promote  full,  fair,  accurate,  timely,  and
    understandable   disclosure  in  the  periodic   reports
    required to be filed by the Company;

  - Promote compliance with applicable governmental rules and regulations;

  - Provide guidance to directors, officers and employees to help them recognize and deal with ethical issues;

  -          Provide mechanisms to report unethical conduct;
    and,

  -           Help   foster   a  culture  of   honesty   and
    accountability.

                The Company will expect all its directors, officers and employees to comply at all times with the principles in this Code. A violation of this Code by an employee is grounds for disciplinary action up to and including discharge and possible legal prosecution. In addition, employees should refer to the Company's "Employee Policies and Procedures Manual" for more detailed operating procedures in which employees must also comply.

Fair Dealing

               Each employee will, at all times, deal fairly with the Company's customers, suppliers, competitors and employees. While we expect our employees to make every effort to advance the interests of the Company, we expect them to do so in a manner that is consistent with the highest standards of integrity and ethical dealing.

                No  employee is to take unfair advantage  of
anyone through manipulation, concealment, abuse of privileged information, misrepresentation of facts, or any other unfair-dealing practice. Employees should not accept gifts or personal favors that could in any way, influence, or appear to influence, business decisions in favor of any organization who whom or with which the Company has, or is likely to have, business dealings. Similarly, employees must not accept any other preferential treatment under these circumstances because their position with the Company might be inclined to, or be perceived to, place them under obligation.

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       The Company is an equal opportunity employer and does
not discriminate on the basis of race, color, creed, national origin, religion, sex, sexual orientation, marital status, age or non-disqualifying disability. The Company's commitment to equal opportunity extends to all aspects of
the    employment   relationship,   including   advertising,
recruitment,  hiring,  compensation,  benefits,   promotion,
transfer, layoffs, termination and discipline

       The Company is committed to an environment that is free from physical, psychological or verbal harassment based on race, sex, national original, or other protected characteristics. Harassment can assume many forms. For example, the Equal Opportunity Employment Commission has defined sexual harassment to include unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature that alters an employee's work environment or employment status. The Company will not tolerate harassment of its employees. Employees who engage in harassment are subject to discipline and possibly discharge.

Compliance with Laws, Rules and Regulations

        Employees are expected at all times to comply in all material respects with all applicable laws, rules and regulations. These laws, rules and regulations may sometimes be ambiguous and difficult to interpret. If there are any questions, employees should seek advice from their supervisor or from the general counsel.

        Directors, officers and employees are required to comply with the Company's Policy Regarding Non-Public
  Information, and with all other policies applicable to them that are adopted by the Company from time to time.

        Senior management must be informed at all times of matters which might adversely affect the reputation of the Company, regardless of the source of such information, including governmental and regulatory agencies. All employees must cooperate fully with the Company's independent auditors, regulators and attorneys.

        All  employees  must also cooperate fully  with  the
  people responsible for preparing reports filed with the Securities and Exchange Commission and all other materials that are made available to the investing public to make sure those people are aware in a timely manner of all information that might have to be disclosed in those reports or other materials or that might affect the way in which information is disclosed in them.

       The Company's accounting records are relied upon to produce reports for the Company's management, shareholders, creditors, governmental agencies, and others. All Company accounting records, as well as reports produced from those records, must be kept and

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  presented  in accordance with the laws of each  applicable jurisdiction,  and must accurately and fairly  reflect  in
  reasonable   detail  the  Company's  assets,  liabilities,
  revenues and expenses. As Company employees, we all have the responsibility to ensure that false or intentionally misleading entries are not made in the Company accounting
  records.      We     must    not    permit     intentional
  misclassification  of  transactions  as  to  accounts   or
  accounting periods. All transactions shall be supported by accurate documentation in reasonable detail, recorded in the proper account and in the proper accounting period.

Confidentiality

          United Mobile Homes, Inc. is a publicly-held company. As such, we must disclose accurate information about our operations on a timely basis. The Company seeks to minimize the risk that certain investors or employees take unfair advantage by trading while in possession of information not yet released to the public. Directors, officers and employees must maintain the confidentiality of all information entrusted to them by the Company or its customers that is treated by them as confidential, except when disclosure is authorized by the Company or legally mandated.

        Confidential information includes all information that may be of use to the Company's competitors, or that could be harmful to the Company or its customers, if disclosed.

         Directors, officers and employees will comply  with
all  confidentiality policies adopted by  the  Company  from
time  to  time,  and  with  confidentiality  provisions   in
agreements to which they or the Company are parties.

Securities Trading

         Section 10 (b) of the Securities Exchange Act of 1934 and the rule 10b-5 of the Act make it unlawful for any person directly or indirectly, in connection with the purchase or sale of any security to (1) employ any device, scheme or trick to defraud, or (2) make any untrue statement of a material fact or to omit to state a material fact in order to make the statements made not misleading, or (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person. Beyond the requirements of the law, the Company endeavors to preserve a fair marketplace for its shareholders.

Insider Trading

         Insider trading is a serious crime. The offense may occur when, for example, a person trades stock while in possession of material nonpublic information about the Company. Information is "material" if it would affect the average person's decision to buy, sell or hold the stock of the Company. Information is nonpublic if it has not been released to the investing public, or if the investing public has not had sufficient time to absorb the details of the information. If you are aware of material information relating to the Company that has not been publicly

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disseminated  for at least two full business days,  you  are prohibited from purchasing or selling securities, directly or indirectly, and you are prohibited from disclosing such information to any other person so that they may trade in the stock. Do not trade on the basis of any confidential information whether the information relates to United Mobile Homes, Inc., a customer or any other entity contemplating doing business with or currently doing business with the Company or whether you become aware of the information at your job, or outside of your normal working environment.

Designated Insiders

         Directors and senior officers are considered "designated insiders" and the spouses or other associates of such persons are subject to special trading restrictions.
 Associates include immediate family members and anyone else living in the same household. "Designated insiders" must pre-clear all trades with the Vice President of the
Company. "Designated insiders" include all Directors, the Chairman, President, Vice President and Secretary/Treasurer.

SEC Reporting Obligations

         Directors and senior officers are designated as "insiders" for purposes of Section 16 reporting obligations, and any ten percent shareholders are subject to two additional requirements. The first is the "short swing" profit rule. Except for certain exempt transactions, any profit deriving from a purchase and sale (or vice-versa) of the Company's securities of which they are deemed to be the beneficial owner, within a six-month period, must be returned to the Company.

          Additionally, Section 16(a) of the Securities Exchange Act of 1934 requires that SEC forms (including SEC Form 4) be filed any time there is a change in the
beneficial  interest  in  the  Company's  stock   of   these
designated  insiders.   As a courtesy  to  these  designated
insiders,  the  Company's Shareholder  Relations  Department will complete these forms. It is imperative that the Company's Shareholder Relations Department be informed immediately of any change in beneficial interest since SEC Form 4 is required to be filed within two (2) business days of the date of any transaction.

Conflicts of Interest

          Directors,   officers  and   employees   must   do
  everything they reasonably can to avoid conflicts of interest or the appearance of conflicts of interest.

          A   "conflict   of  interest"   occurs   when   an
  individual's  private  interest  is  different  from   the
  interests of the Company as a whole. Conflict situations include:

        (1) When a director, officer or employee, or a member of his or her family, will benefit personally from something the director, officer or employee does or fails to do that is not in the best interests of the Company,

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        (2)       When  an  employee,  officer  or  director
           takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively, and

        (3) When an employee, officer or director, or a member of his or her family, receives personal benefits from somebody other than the Company as a result of his or her position in the Company.
             Loans to, or guarantees of obligations of, such persons are of special concern.

          If a conflict of interest becomes unavoidable, a director or the principal executive officer will promptly report the conflict of interest to the Board, an officer other than the principal executive officer will promptly report the conflict of interest to the principal executive officer and any other employee will promptly report the conflict of interest to his or her supervisor. In each instance the director, officer or employee will work with the person or persons to whom a conflict of interest is reported to devise an arrangement by which (1) that person or those persons (or their designee) will monitor the situation which creates, or gives the appearance of creating, a conflict of interest, (2) the director, officer or employee who has a conflict will, to the fullest extent possible, be kept out of any decisions that might be affected by the conflict of interest, (3) arrangements will be made to ensure that the director, officer or employee will not profit personally from the situation that causes the conflict of interest, and (4) every reasonable effort will be made to eliminate the conflict of interest as promptly as possible.

 Corporate Opportunities

         No director, officer or employee will:

        (1) Take for himself or herself personally any opportunity of which he or she becomes aware, or to which he or she obtains access, through the use of corporate property, information or position;

        (2) Make it possible for somebody other than the Company to take advantage of an opportunity in any of the Company's areas of business of which the director, officer or employee becomes aware in the course of his or her activities on behalf of the Company, unless the Company has expressly decided not to attempt to take advantage of the opportunity;

        (3)       Otherwise    use    corporate    property,
            information, or position for personal gain; or,

        (4)    Compete  with the Company generally  or  with
            regard     to    specific    transactions     or
            opportunities.

          Directors, officers and employees owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.
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Protection and Proper Use of Company Assets

           Directors, officers and employees will in all practicable ways protect the Company's assets and ensure their efficient use.

           Directors, officers and employees will use the Company's assets only for the Company's legitimate business purposes.

Change in or Waiver of the Code

           Any waiver of any provision of this Code must be approved. With regard to any director or officer, approval must be by the Board of Directors, or if a significant number of its members will be personally affected by the waiver, must be approved by a committee consisting entirely of directors who will not be personally affected by the waiver.

           With regard to any employee who is not an officer of the Company, by the employee's supervisor or such other person as is designated by the chief executive officer of the Company.

           No waiver of any provision of this Code with regard to a director or officer will be effective until that waiver has been reported to the person responsible for the preparation and filing of the Company's reports on Form 8-K (or any successor to that form) in sufficient detail to enable that person to prepare a report on Form 8-K containing any required disclosure with regard to the waiver. The Company will promptly disclose on Form 8-K, by means of the filing of such form and dissemination by the Internet or by other electronic means, any change in or waiver of the Code.

           Any  waiver  of provisions of this Code  will  be
reported in filings with the Securities and Exchange Commission and otherwise reported to the Company's stockholders to the full extent required by the rules of the Securities and Exchange Commission and by any applicable rules of any securities exchange or securities quotation system on which the Company's securities are listed or quoted.

Compliance

           Directors, officers and employees must report promptly any violations of this Code (including any violations of the requirement of compliance with law). Failure to report a violation can lead to disciplinary action against the person who failed to report the violation which may be as severe as the disciplinary action against the person who committed the violation.

           Normally, a possible violation of this Code by an employee other than an officer of the Company should be reported to the supervisor of the employee who commits the violation. However, any employee may report any possible violation to the general counsel of the Company.

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          A possible violation of this Code by a director or
an officer of the Company should be reported to the general counsel of the Company. If an employee believes that in a particular situation it would not be appropriate to report a possible violation by a director or officer to the general counsel, the employee may report the possible violation to the principal executive officer of the Company, to the Chairman of the Audit Committee of the Company's Board of Directors, or to any other officer or director of the
Company   to  whom  the  employee  believes  it   would   be
appropriate to report the possible violation.

           The identity of the employee who reports a possible violation of this Code by another employee will be kept confidential, except to the extent the employee who reports the possible violation consents to be identified or the identification of that employee is required by law.

           Possible violations may be reported orally or in writing and may be reported anonymously.

Whistleblower Protection

           The Company shall not discharge, demote, suspend, threaten, harass, or discriminate against any employee who, in good faith, (A) provides information during an investigation, or (B) files, testifies, participates in, or otherwise assists in a proceeding filed, that relates to a violation of an SEC rule, or any Federal law relating to fraud against shareholders when the information is provided to, or conducted by (i) a Federal regulatory or law enforcement agency, (ii) any member or committee of Congress, or (iii) a person with supervisory authority over the employee or who has the authority to investigate, discover or terminate misconduct.

Contact Information

          Within 30 days of adoption of the Code, management will provide all employees with a memo with the contact information for reporting possible violations of this Code or for reporting any complaints regarding accounting, auditing, and internal control.

Terms used in this Code

           Any reference in this Code to the Company is to United Mobile Homes, Inc. and all its subsidiaries.

           Any reference in this Code to a director, officer
or  employee  of  the Company is to a director,  officer  or
employee   of  United  Mobile  Homes,  Inc.  and   all   its
subsidiaries.

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